Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-238019 and 333-263184) and S-8 (Nos. 333-190133, 333-167228, 333-238062 and 333-265519) of First American Financial Corporation of our report dated February 14, 2023 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 14, 2023